SLM Student Loan Trust 2004-5 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				03/31/2005	Activity	06/30/2005

A	i	Portfolio Balance			$2,728,000,592.60	$(90,282,320.60)	$2,637,718,272.00
	ii	Interest to be Capitalized			7,466,688.29		7,042,803.90

	iii	Total Pool			$2,735,467,280.89		$2,644,761,075.90

	iv	Specified Reserve Account Balance			6,838,668.20		6,611,902.69
	v	Capitalized Interest			35,000,000.00		35,000,000.00

	vi	Total Adjusted Pool			$2,777,305,949.09		$2,686,372,978.59

B	i	Weighted Average Coupon (WAC)			5.187%		5.168%
	ii	Weighted Average Remaining Term			275.18		273.83
	iii	Number of Loans			123,227		119,922
	iv	Number of Borrowers			80,095		77,456
	v	Aggregate Outstanding Principal Balance — T-Bill			$684,325,772.13		$655,929,260.96
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,051,141,508.76		$1,988,831,814.94

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 4/25/05	Balance 7/25/05

C	i	A-1 Notes	78442GLS3	0.000%	1.00000	$26,288,949.09	$—

	ii	A-2 Notes	78442GLT1	0.030%	1.00000	$447,000,000.00	$382,355,978.59
	iii	A-3 Notes	78442GLU8	0.090%	1.00000	$331,000,000.00	$331,000,000.00

	iv	A-4 Notes	78442GLV6	0.150%	1.00000	$586,010,000.00	$586,010,000.00
	vi	A-5* Notes	XS0194142997	0.080%	1.22260	€300,000,000.00	€300,000,000.00

	vii	A-6* Notes	XS0194143532	0.170%	1.22260	€760,000,000.00	€760,000,000.00
	viii	B Notes	78442GLW4	0.480%	1.00000	$91,051,000.00	$91,051,000.00

	Reserve Account				04/25/2005		07/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$6,838,668.20		$6,611,902.69
	iv	Reserve Account Floor Balance ($)			$4,455,445.00		$4,455,445.00
	v	Current Reserve Acct Balance ($)			$6,838,668.20		$6,611,902.69

	Other Accounts				04/25/2005		07/25/2005

E	i	Pre-Funding Account			$—		$—
	ii	Remarketing Fee Account			$—		$—
	iii	Capitalized Interest Account			$35,000,000.00		$35,000,000.00
	iv	Principal Accumulation Account			$—		$—
	v	Supplemental Interest Account			$—		$—
	vi	Investment Reserve Account			$—		$—
	vii	Investment Premium Purchase Account			$—		$—

	Asset/Liability				04/25/2005		07/25/2005

F	i	Total Adjusted Pool			$2,777,305,949.09		$2,686,372,978.59
		Pre-Funding Account Balance			$—		$—
		Total			$2,777,305,949.09		$2,686,372,978.59
	ii	Total USD equivalent Notes			$2,777,305,949.09		$2,686,372,978.59
	iii	Difference			$—		$—
	iv	Parity Ratio			1.00000		1.00000

*	A-5 and A-6 Notes are denominated in Euros

II. 2004-5 Transactions from: 03/31/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$91,726,542.31
	ii	Principal Collections from Guarantor	10,674,910.14
	iii	Principal Reimbursements	203,974.28
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$102,605,426.73

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$748.34
	ii	Capitalized Interest	(12,323,854.47)

	iii	Total Non-Cash Principal Activity	$(12,323,106.13)

C	Student Loan Purchase		$—

D	Total Student Loan Principal Activity		$90,282,320.60

E	Student Loan Interest Activity
	i	Regular Interest Collections	$20,124,561.60
	ii	Interest Claims Received from Guarantors	683,705.84
	iii	Collection Fees/Returned Items	12,801.53
	iv	Late Fee Reimbursements	309,314.23
	v	Interest Reimbursements	34,422.79
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,998,092.04
	viii	Subsidy Payments	1,650,406.79

	ix	Total Interest Collections	$30,813,304.82

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(331.67)
	ii	Capitalized Interest	12,323,854.47

	iii	Total Non-Cash Interest Adjustments	$12,323,522.80

G	Total Student Loan Interest Activity		$43,136,827.62

H	Non-Reimbursable Losses During Collection Period		$—

I	Cumulative Non-Reimbursable Losses to Date		$1,116.05

III. 2004-5 Collection Account Activity 03/31/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$34,395,926.06
	ii	Consolidation Principal Payments	68,005,526.39
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	522.17
	vi	Re-purchased Principal	203,452.11

	vii	Total Principal Collections	$102,605,426.73

B	Interest Collections
	i	Interest Payments Received	$30,007,074.44
	ii	Consolidation Interest Payments	449,691.83
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	17,807.70
	vi	Re-purchased Interest	16,615.09
	vii	Collection Fees/Return Items	12,801.53
	viii	Late Fees	309,314.23

	ix	Total Interest Collections	$30,813,304.82

C	Other Reimbursements		$484,365.54

D	Reserves In Excess of the Requirement		$226,765.51

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$1,006,212.94

M	Funds Released from Capitalized Interest Account		$—

N	Funds Released from Pre-Funding Account		$—

O	Initial Deposits into Collection Account		$—

	TOTAL AVAILABLE FUNDS		$135,136,075.54

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,259,259.34)
		Consolidation Loan Rebate Fees	$(6,788,783.67)

P	NET AVAILABLE FUNDS		$126,088,032.53

	Servicing Fees Due for Current Period		$1,110,875.94

	Carryover Servicing Fees Due		$—

	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,135,875.94

IV. 2004-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.150%	5.129%	82,830	80,800	67.217%	67.377%	$1,695,517,525.17	$1,636,508,901.21	62.152%	62.043%
31-60 Days Delinquent	6.086%	5.667%	3,577	4,932	2.903%	4.113%	76,786,934.61	105,271,292.16	2.815%	3.991%
61-90 Days Delinquent	6.143%	6.032%	2,055	2,355	1.668%	1.964%	43,570,940.74	48,405,088.50	1.597%	1.835%
91-120 Days Delinquent	6.500%	6.469%	951	1,056	0.772%	0.881%	20,858,815.13	20,273,867.70	0.765%	0.769%
> 120 Days Delinquent	6.521%	6.782%	2,731	2,360	2.216%	1.968%	56,846,305.20	47,502,225.55	2.084%	1.801%

Deferment
Current	4.884%	4.874%	13,192	12,390	10.705%	10.332%	334,129,476.13	315,427,084.40	12.248%	11.958%

Forbearance
Current	5.054%	5.058%	17,639	15,629	14.314%	13.033%	494,363,266.92	457,165,316.52	18.122%	17.332%

TOTAL REPAYMENT	5.181%	5.165%	122,975	119,522	99.795%	99.666%	$2,722,073,263.90	$2,630,553,776.04	99.783%	99.728%
Claims in Process (1)	7.613%	6.518%	252	399	0.205%	0.333%	$5,927,328.70	$7,110,259.08	0.217%	0.270%
Aged Claims Rejected (2)	0.000%	9.000%	0	1	0.000%	0.001%	$—	$54,236.88	0.000%	0.002%
GRAND TOTAL	5.187%	5.168%	123,227	119,922	100.000%	100.000%	$2,728,000,592.60	$2,637,718,272.00	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-5 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$28,735.70

B	Interest Subsidy Payments Accrued During Collection Period						1,507,812.80

C	SAP Payments Accrued During Collection Period						9,474,472.67

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						1,006,212.94

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00

F	Consolidation Loan Rebate Fees						(6,788,783.67)

G	Net Expected Interest Collections						$37,728,450.44

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					$710,000,000.00
	ii	Libor (Interpolated first period)					3.16063%
	iii	Cap %					6.00000%

	iv	Excess Over Cap ( ii-iii)					0.00000%

	v	Cap Payments Due to the Trust					$0.00

I USD/EUR Interest Rate Swap

		Swap Payments
						JP Morgan Chase London	Swiss Re Financial Products Corp

						A-5 Swap	A-6 Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)			$366,780,000	$929,176,000
		ii	3 Month USD-LIBOR			3.16063%	3.16063%
		iii	Spread			0.08830%	0.19610%

		iv	Pay Rate			3.24893%	3.35673%
		v	Gross Swap Payment Due Counterparty			$3,012,207.55	$7,884,121.08
		vi	Days in Period	04/25/2005	07/25/2005	91	91

		Counterparty Pays:
		i	Notional Swap Amount (EUR)			€300,000,000.00	€760,000,000.00
		ii	3 Month EURIBOR			2.13300%	2.13300%
		iii	Spread			0.08000%	0.17000%

		iv	Pay Rate			2.21300%	2.30300%
		v	Gross Swap Receipt Due Paying Agent			€1,678,191.67	€4,424,318.89
		vi	Days in Period	04/25/2005	07/25/2005	91	91

VI. 2004-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.007989370	4/26/05-7/25/05	3.16063%	LIBOR

B	Class A-2 Interest Rate	0.008065204	4/26/05-7/25/05	3.19063%	LIBOR

C	Class A-3 Interest Rate	0.008216870	4/26/05-7/25/05	3.25063%	LIBOR

D	Class A-4 Interest Rate	0.008368537	4/26/05-7/25/05	3.31063%	LIBOR

E	Class A-5 Interest Rate	0.005593972	4/26/05-7/25/05	2.21300%	EURIBOR

F	Class A-6 Interest Rate	0.005821472	4/26/05-7/25/05	2.30300%	EURIBOR

G	Class B Interest Rate	0.009202704	4/26/05-7/25/05	3.64063%	LIBOR

VII. 2004-5 Inputs From Prior Quarter 04/25/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,728,000,592.60
	ii	Interest To Be Capitalized	7,466,688.29

	iii	Total Pool	$2,735,467,280.89
	iv	Specified Reserve Account Balance	6,838,668.20
	v	Capitalized Interest	35,000,000.00

	vi	Total Adjusted Pool	$2,777,305,949.09

B	Total Note and Certificate Factor		0.915087444
C	Total Note Balance		$2,777,305,949.09

D	Note Balance 04/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.092566722	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$26,288,949.09	$447,000,000.00	$331,000,000.00	$586,010,000.00	€300,000,000.00	€760,000,000.00	$91,051,000.00

E	Note Principal Shortfall		$—	$—	$—	$—	€—	€—	$—
F	Interest Shortfall		$—	$—	$—	$—	€—	€—	$—
G	Interest Carryover		$—	$—	$—	$—	€—	€—	$—

H	Reserve Account Balance		$6,838,668.20
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-5  Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-5 Waterfall for Distributions

				Remaining
				Funds Balance

A	Total Available Funds ( Section III-P )		$126,088,032.53	$126,088,032.53

B	Primary Servicing Fees-Current Month		$1,110,875.94	$124,977,156.59

C	Administration Fee		$25,000.00	$124,952,156.59

D	Aggregate Quarterly Funding Amount		$0.00	$124,952,156.59

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$210,032.15	$124,742,124.44
	ii	Class A-2	$3,605,146.01	$121,136,978.43
	iii	Class A-3	$2,719,784.06	$118,417,194.37
	iv	Class A-4	$4,904,046.33	$113,513,148.04
	v	Class A-5 USD payment to the swap counterparty	$3,012,207.55	$110,500,940.49
	vi	Class A-6 USD payment to the swap counterparty	$7,884,121.08	$102,616,819.41
	vii	Swap Termination Payments	$0.00	$102,616,819.41

		Total	$22,335,337.18

F	Class B Noteholders’ Interest Distribution Amount		$837,915.37	$101,778,904.04

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$26,288,949.09	$75,489,954.95
	ii	Class A-2	$64,644,021.41	$10,845,933.54
	iii	Class A-3	$0.00	$10,845,933.54
	iv	Class A-4	$0.00	$10,845,933.54
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$10,845,933.54
	vi	Class A-6 USD payment to the swap counterparty	$0.00	$10,845,933.54

		Total	$90,932,970.50

H	Supplemental Interest Account Deposit		$0.00	$10,845,933.54

I	Investment Reserve Account Required Amount		$0.00	$10,845,933.54

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$10,845,933.54

K	Increase to the Specified Reserve Account Balance		$0.00	$10,845,933.54

L	Investment Premium Purchase Account Deposit		$0.00	$10,845,933.54

M	Carryover Servicing Fees		$0.00	$10,845,933.54

N	Remaining Swap Termination Fees		$0.00	$10,845,933.54

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$10,845,933.54

	Excess to Excess Distribution Certificate Holder		$10,845,933.54	$0.00

*	Principal amounts allocable to the A-5 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-5 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$6,838,668.20
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$6,838,668.20
	iv	Required Reserve Account Balance	$6,611,902.69
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$226,765.51
	vii	End of Period Account Balance	$6,611,902.69

B	Pre-Funding Account
	i	Beginning of Period Account Balance	$—
	ii	Amount Paid, New Loan Purchases	$—
	iii	Funds Released to Collection Account	$—

	iv	End of Period Account Balance	$—

C	Capitalized Interest Account
	i	Beginning of Period Account Balance	$35,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$35,000,000.00

D	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	04/27/2009	01/26/2015
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

E	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

F	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	1373
	vii	Supplemental Interest Account Deposit Amount	n/a

G	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

H	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-5 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due			$210,032.15	$3,605,146.01	$2,719,784.06	$4,904,046.33	€1,678,191.67	€4,424,318.89	$837,915.37
	ii	Quarterly Interest Paid			210,032.15	3,605,146.01	2,719,784.06	4,904,046.33	1,678,191.67	4,424,318.89	837,915.37

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due			$26,288,949.09	$64,644,021.41	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid			26,288,949.09	64,644,021.41	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount			$26,498,981.24	$68,249,167.42	$2,719,784.06	$4,904,046.33	€1,678,191.67	€4,424,318.89	$837,915.37

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 06/30/2005			$2,777,305,949.09

	ii	Adjusted Pool Balance 06/30/2005			2,686,372,978.59

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)			$90,932,970.50

	x	Principal Distribution Amount Paid			$90,932,970.50

	xi	Principal Shortfall (viii - ix)			$—

F	Note Balances			04/25/2005	07/25/2005
	i	A-1 Note Balance	78442GLS3	$26,288,949.09	$—
		A-1 Note Pool Factor		0.092566722	0.000000000

	ii	A-2 Note Balance	78442GLT1	$447,000,000.00	$382,355,978.59
		A-2 Note Pool Factor		1.000000000	0.855382502

	iii	A-3 Note Balance	78442GLU8	$331,000,000.00	$331,000,000.00
		A-3 Note Pool Factor		1.000000000	1.000000000

	iv	A-4 Note Balance	78442GLV6	$586,010,000.00	$586,010,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000

	v	A-5 Note Balance	XS0194142997	€300,000,000.00	€300,000,000.00
		A-5 Note Pool Factor		1.000000000	1.000000000

	vi	A-6 Note Balance	XS0194143532	€760,000,000.00	€760,000,000.00
		A-6 Note Pool Factor		1.000000000	1.000000000

	vii	B Note Balance	78442GLW4	$91,051,000.00	$91,051,000.00
		B Note Pool Factor		1.000000000	1.000000000

XII. 2004-5 Historical Pool Information

					2004
			4/1/05-6/30/05	1/1/05-3/31/05	06/10/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,728,000,592.60	$2,829,215,712.16	$2,426,051,720.02

	Student Loan Principal Activity
	i	Regular Principal Collections	$91,726,542.31	$103,303,085.13	$106,380,128.39
	ii	Principal Collections from Guarantor	10,674,910.14	8,653,105.56	$5,763,564.98
	iii	Principal Reimbursements	203,974.28	2,155,190.59	$40,613,460.57
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$102,605,426.73	$114,111,381.28	$152,757,153.94
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$748.34	$(311.88)	$(4,434.64)
	ii	Capitalized Interest	(12,323,854.47)	(12,895,949.84)	$(28,731,479.24)

	iii	Total Non-Cash Principal Activity	$(12,323,106.13)	$(12,896,261.72)	$(28,735,913.88)

	Student Loan Purchase		$—	$—	$(527,185,232.20)

(-)	Total Student Loan Principal Activity		$90,282,320.60	$101,215,119.56	$(403,163,992.14)

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,124,561.60	$21,277,212.57	$47,835,209.22
	ii	Interest Claims Received from Guarantors	683,705.84	596,078.77	$199,247.20
	iii	Collection Fees/Returned Items	12,801.53	12,897.58	$11,490.80
	iv	Late Fee Reimbursements	309,314.23	353,475.81	$683,672.47
	v	Interest Reimbursements	34,422.79	25,952.82	$203,322.37
	vi	Other System Adjustments	—	—	$—
	vii	Special Allowance Payments	7,998,092.04	4,905,513.62	$2,687,773.41
	viii	Subsidy Payments	1,650,406.79	1,701,473.92	$1,810,679.30

	ix	Total Interest Collections	$30,813,304.82	$28,872,605.09	$53,431,394.77

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(331.67)	$734.81	$(1,172,661.80)
	ii	Capitalized Interest	12,323,854.47	12,895,949.84	$28,731,479.24

	iii	Total Non-Cash Interest Adjustments	$12,323,522.80	$12,896,684.65	$27,558,817.44

	Total Student Loan Interest Activity		$43,136,827.62	$41,769,289.74	$80,990,212.21

(=)	Ending Student Loan Portfolio Balance		$2,637,718,272.00	$2,728,000,592.60	$2,829,215,712.16
(+)	Interest to be Capitalized		$7,042,803.90	$7,466,688.29	$7,386,206.64

(=)	TOTAL POOL		$2,644,761,075.90	$2,735,467,280.89	$2,836,601,918.80

(+)	Reserve Account Balance		$6,611,902.69	$6,838,668.20	$7,091,504.80

(+)	Capitalized Interest Account Balance		$35,000,000.00	$35,000,000.00	$35,000,000.00

(=)	Total Adjusted Pool		$2,686,372,978.59	$2,777,305,949.09	$2,878,693,423.60

XIII. 2004-5 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-05	$2,836,601,919	5.86%

Apr-05	$2,735,467,281	9.30%

Jul-05	$2,644,761,076	9.96%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the pool balance as of 9/30/04